Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-194106 on Form S-11 of ETRE REIT, LLC of our report dated March 28, 2014 relating to the balance sheet of ETRE REIT, LLC, Series A-1, and to the reference to us under the heading "Experts" in such prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

March 28, 2014